Exhibit 99.1

Dendrite Reports First Quarter Results

• Signs record-high total contract value (TCV) of nearly $200 million

• GAAP EPS of ($0.03) includes charges associated with surplus facilities and other items. Excluding such items, adjusted EPS reported at $0.12

• Confirms full year business outlook of low double-digit revenue growth and greater than 25% adjusted EPS growth

Bedminster, N.J., April 28, 2005 - Dendrite International, Inc. (NASDAQ: DRTE) today reported its financial results for the quarterly period ending March 31, 2005.

Financial Results

Revenues increased 5% versus the first quarter of 2004 to $99.4 million. Marketing solutions revenues of $24.6 million were up 18% versus the same period of the prior year. Sales solutions revenues, including $3.3 million of software license fee revenue, totaled $70.2 million in the first quarter of 2005 and remained flat as compared to the same period in 2004.

The Company reported a first quarter 2005 GAAP loss of ($0.03) per share, compared to GAAP diluted earnings of $0.13 per share for the first quarter of 2004.  GAAP earnings include approximately $1.3 million of non-cash amortization expense pertaining to acquisition-related intangible assets and $9.4 million of accounting charges related to post-consolidation surplus facilities and severance. Excluding these items, first quarter 2005 adjusted earnings were $0.12 per diluted share. The Company reported adjusted earnings of $0.15 per diluted share in the first quarter of the previous year. A reconciliation of GAAP results to adjusted results can be found on the unaudited financial tables included with this press release.

Dendrite ended the first quarter of 2005 with $53.3 million in cash and cash equivalents. The Company generated approximately $7.3 million of cash from operations.

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

April 28, 2005

Business Highlights

Dendrite announced it completed the first quarter with a number of significant business achievements. The record high of nearly $200 million TCV signed in the first quarter included the successful closure of the key contracts that had been delayed from the previous quarter. The quarter’s key events were:

•      Signing a five-year agreement with the sanofi-aventis Group to support its newly combined US salesforce, making sanofi-aventis the 2nd largest customer for Dendrite.

•      Signing a three-year products and services contract with ALTANA Pharma, US, Inc, the US-based subsidiary of ALTANA AG, for Dendrite’s newly launched WebForceTM solution suite.  ALTANA is Dendrite’s charter customer for its .net solution suite.

•      Signing a three-year services and implementation contract for PDI’s Select Access™ sales teams (formerly PDI sales). This is the first Contract Sales Organization (CSO) to utilize WebForceTM.

•      Adding 1,800 users through a software license agreement with the Japanese subsidiary of a major US-based pharmaceutical company.

•      Winning significant deals for Dendrite’s SFA based solutions (PharbaseTM and WebForceTM) for over 1,000 users in Europe, including several multi-country commitments.

•      Signing a three-year services contract extension with Forest Laboratories to provide helpdesk, account and project management support for over 2,800 sales representatives and district managers adopting the mySAP® CRM for Pharmaceuticals solution.

•      Adding over 500 users in Latin America by securing SFA-based (WebForceTM andVisiForce®) software and service agreements with several major pharmaceutical companies.

•      Securing several US strategic wins in the areas of Patient Assistance, compliance, persistence, and loyalty programs through the Company’s innovative approach to Marketing.

•      Dendrite’s newly acquired BuzzeoPDMA division entered into several regulatory and/or compliance contracts, including being retained to conduct physical inventories of prescription drugs for a large pharmacy chain with over 1,500 locations nationwide, and providing Reconciliation Services for over 400 sales representatives from a mid-tier pharmaceutical company.

Outlook

The Company confirmed its previously communicated outlook for the first half and full year 2005.  “We continue to expect revenues for the first half of 2005 to

2

be in the range of $211-215 million, up 8-10% versus the same period of the prior year,” stated Senior VP and CFO Kathy Donovan.  “We believe that this level of revenue should yield first half 2005 adjusted earnings in the range of $0.36-$0.38 per share, up 10-15% from the prior year.   GAAP EPS, which includes the $9.4 million of charges taken in the first quarter and approximately $2.4 million of acquisition-related intangible expense, is expected to be in the range of $0.20-0.23 per diluted share.”

The Company also believes it is still on target to deliver the 2005 full year outlook of low double-digit revenue growth, excluding any 2005 acquisitions, and adjusted EPS growth of more than 25% versus prior year.   Adjusted EPS excludes the $9.4 million of charges taken in the first quarter and approximately $4.2 million of acquisition-related intangible expense

This outlook is based on current expectations and assumptions and constitutes “forward-looking information.”  The Company can give no assurance that such expectations and assumptions will prove to be correct.  The Company does not intend to update such outlook to reflect actual results or changes in expectations or assumptions during the period other than in connection with regularly scheduled earnings releases.

Additionally, at such time in the future as the Company may provide additional revenue, earnings and other outlook information (including subsequent outlook provided as part of its quarterly sales and earnings releases), prior revenues, earnings or other related outlook (including any prior rolling 6-month outlook) should no longer be considered current.

To participate in Dendrite’s earnings call web cast on April 28, 2005 at 5 p.m. EDT, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com .

3

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) provides diversified sales, marketing, clinical and compliance solutions to the global life sciences and pharmaceutical industry.  With clients in more than 50 countries, including the world top 20 pharmaceutical companies, Dendrite strives to be the first source for expert promotional and sales effectiveness solutions.  For more information, please visit www.dendrite.com.

Investor Relations

Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; risks associated with acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements.

4

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$70,177	70.6%	$70,411	74.1%	0%
Marketing solutions	24,611	24.7%	20,801	21.9%	18%

Shipping	4,659	4.7%	3,852	4.1%	21%
Total revenues	99,447	100.0%	95,064	100.0%	5%

Operating Costs & Expenses:
Operating costs (including shipping)	53,651	53.9%	49,807	52.4%	8%
Selling, general and administrative	35,788	36.0%	32,157	33.8%	11%
Research and development	1,818	1.8%	3,022	3.2%	-40%
Facility and other charges	9,372	9.4%	—	0.0%	NM
Amortization of acquired intangible assets	1,250	1.3%	1,027	1.1%	22%
Other operating income	—	0.0%	(339)	-0.4%	NM
Total operating costs & expenses	101,879	102.4%	85,674	90.1%	19%

Operating (loss) income	(2,432)	-2.4%	9,390	9.9%	-126%

Interest (income), net	(141)	-0.1%	(7)	0.0%	NM
Other (income), net	(23)	0.0%	(43)	0.0%	-47%

(Loss) income before income tax (benefit) expense	(2,268)	-2.3%	9,440	9.9%	-124%

Income tax (benefit) expense	(873)	-0.9%	3,776	4.0%	-123%

Net (loss) income	$(1,395)	-1.4%	$5,664	6.0%	-125%

Net (loss) income per share:
Basic	$(0.03)		$0.14		-124%
Diluted	$(0.03)		$0.13		-125%

Shares used in computing net (loss) income per share:
Basic	42,470		40,919
Diluted	42,470		42,515

   NM - Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31, (1)

	2005	%	2004	%	Change

Revenues:

Services & Technology:
Sales solutions	$70,177	70.6%	$70,411	74.1%	0%
Marketing solutions	24,611	24.7%	20,801	21.9%	18%

Shipping	4,659	4.7%	3,852	4.1%	21%
Total revenues	99,447	100.0%	95,064	100.0%	5%

Operating Costs & Expenses:
Operating costs (including shipping)	53,651	53.9%	49,807	52.4%	8%
Selling, general and administrative	35,788	36.0%	32,157	33.8%	11%
Research and development	1,818	1.8%	3,022	3.2%	-40%
Facility and other charges	—	0.0%	—	0.0%	NM
Amortization of acquired intangible assets	—	0.0%	—	0.0%	NM
Other operating income	—	0.0%	(339)	-0.4%	NM
Total operating costs & expenses	91,257	91.8%	84,647	89.0%	8%

Operating income	8,190	8.2%	10,417	11.0%	-21%

Interest (income), net	(141)	-0.1%	(7)	0.0%	NM
Other (income), net	(23)	0.0%	(43)	0.0%	-47%

Income before income tax expense	8,354	8.4%	10,467	11.0%	-20%

Income tax expense	3,216	3.2%	4,187	4.4%	-23%

Net income	$5,138	5.2%	$6,280	6.6%	-18%

Net income per share:
Basic	$0.12		$0.15		-21%
Diluted	$0.12		$0.15		-20%

Shares used in computing net income per share:
Basic	42,470		40,919
Diluted	43,744		42,515

Note:

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)	See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended March 31, 2005 and 2004.

NM	- Not meaningful.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF ADJUSTED (NON-GAAP) TO GAAP STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31, 2005					Three Months Ended March 31, 2004
	Total Adjusted	Amortization (1)	Facility Charges	Severance Charges	GAAP	Total Adjusted	Amortization (1)	GAAP

Revenues:

Services & Technology:
Sales solutions	$70,177	—	—	—	$70,177	$70,411	—	$70,411
Marketing solutions	24,611	—	—	—	24,611	20,801	—	20,801

Shipping	4,659	—	—	—	4,659	3,852	—	3,852
Total revenues	99,447	—	—	—	99,447	95,064	—	95,064

Operating Costs & Expenses:
Operating costs (including shipping)	53,651	—	—	—	53,651	49,807	—	49,807
Selling, general and administrative	35,788	—	—	—	35,788	32,157	—	32,157
Research and development	1,818	—	—	—	1,818	3,022	—	3,022
Facility and other charges	—	—	7,649	1,723	9,372
Amortization of acquired intangible assets	—	1,250	—	—	1,250	—	1,027	1,027
Other operating income	—	—	—	—	—	(339)	—	(339)
Total operating costs & expenses	91,257	1,250	7,649	1,723	101,879	84,647	1,027	85,674

Operating income (loss)	8,190	(1,250)	(7,649)	(1,723)	(2,432)	10,417	(1,027)	9,390

Interest (income), net	(141)	—	—	—	(141)	(7)	—	(7)
Other (income), net	(23)	—	—	—	(23)	(43)	—	(43)

(Loss) income before income tax (benefit) expense	8,354	(1,250)	(7,649)	(1,723)	(2,268)	10,467	(1,027)	9,440

Income tax expense (benefit)	3,216	(481)	(2,945)	(663)	(873)	4,187	411	3,776

Net income (loss)	$5,138	$(769)	$(4,704)	$(1,065)	$(1,395)	$6,280	$(616)	$5,664

Net income (loss) per share:
Basic	$0.12	$(0.02)	$(0.11)	$(0.02)	$(0.03)	$0.15 (2)	$(0.02)	$0.14
Diluted	$0.12	$(0.02)	$(0.11)	$(0.02)	$(0.03)	$0.15 (2)	$(0.01)	$0.13

Shares used in computing net income (loss) per share:

Basic	42,470	42,470	42,470	42,470	42,470	40,919	40,919	40,919
Diluted	43,744	42,470	42,470	42,470	42,470	42,515	42,515	42,515

(1)

Represents exclusion of acquisition related amortization expense of definite lived intangible assets. This amortization was previously included within Total Costs of Sales and Selling, General & Administrative costs in our prior presentations.

(2)	EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	March 31,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$53,279	$64,020
Accounts receivable, net	72,873	71,653
Prepaid expenses and other current assets	6,195	6,935
Deferred income taxes	5,685	5,029
Total current assets	138,032	147,637

Property and equipment, net of accumulated amortization of $51,960 and $56,499, respectively	48,815	45,283
Other assets	7,933	7,922
Goodwill	83,334	80,963
Intangible assets, net	23,481	19,876
Purchased capitalized software, net	903	1,056
Capitalized software development costs, net	9,809	9,170
Deferred income taxes	12,302	9,873
	$324,609	$321,780

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$9,569	$8,171
Income taxes payable	10,210	12,013
Capital lease obligations	1,680	1,689
Accrued compensation and benefits	17,186	16,058
Accrued professional and consulting fees	5,803	7,413
Accrued facility and other charges	3,628	—
Other accrued expenses	16,880	19,284
Purchase accounting restructuring accrual	2,486	3,000
Deferred revenues	12,219	13,347
Total current liabilities	79,661	80,975

Capital lease obligations	2,655	3,036
Purchase accounting restructuring accrual	3,745	4,143
Accrued facility and other charges	4,663	—
Deferred rent	2,287	2,070
Other non-current liabilities	3,682	3,967

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 45,074,498 and 44,913,584 shares issued; 42,535,750 and 42,374,836 shares outstanding at March 31, 2005 and December 31, 2004, respectively	127,059	125,237
Retained earnings	126,106	127,501
Deferred compensation	(109)	(123)
Accumulated other comprehensive income	1,125	1,239
Less treasury stock, at cost	(26,265)	(26,265)

Total stockholders’ equity	227,916	227,589

	$324,609	$321,780

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
Operating activities:
Net (loss) income	$(1,395)	$5,664
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	5,402	5,196
Write-off of property and equipment	1,030	—
Amortization of deferred compensation, net of forfeitures	14	109
Deferred income tax benefit	(3,006)	—
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	1,492	13,671
Decrease in prepaid expenses and other current assets	779	737
(Increase) decrease in other assets	(24)	254
Increase (decrease) in accounts payable and accrued expenses	7,197	(4,027)
Decrease in purchase accounting restructuring accrual	(1,102)	(2,615)
Decrease in income taxes payable	(1,495)	(1,007)
Decrease in deferred revenue	(1,308)	(2,575)
(Decrease) increase in other non-current liabilities	(287)	114

Net cash provided by operating activities	7,297	15,521

Investing activities:
Acquisitions, net of cash acquired	(9,918)	(1,990)
Purchases of property and equipment	(7,887)	(2,530)
Additions to capitalized software development costs	(1,407)	(770)

Net cash used in investing activities	(19,212)	(5,290)

Financing activities:
Repayments of long-term debt	—	(1,120)
Repayments of acquired loan	—	(624)
Payments on capital lease obligations	(390)	(405)
Issuance of common stock	1,493	2,514

Net cash provided by financing activities	1,103	365

Effect of foreign exchange rate changes on cash	71	395

Net (decrease) increase in cash and cash equivalents	(10,741)	10,991
Cash and cash equivalents, beginning of year	64,020	30,405

Cash and cash equivalents, end of period	$53,279	$41,396

TABLE 6

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(IN THOUSANDS)

(UNAUDITED)

	2005					Full Year Projections* (b)
	Actuals	Forecast
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2005	2006	2007	2008	2009	Thereafter

Synavant Intangible Detail
Covenants not to compete	$263	$218	$—	$—	$481	$—	$—	$—	$—	$—
Backlog (a)	22	22	22	21	87	—	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	899
Customer relationships	112	111	112	111	446	446	446	446	446	2,882

Synavant Amortization Total	462	416	199	197	1,274	706	706	706	706	3,781

PharmaVision Amortization (c)	81	86	86	86	339	266	—	—	—	—

Schwarzeck Amortization (c)	76	77	77	77	307	307	148	—	—	—
SAI Amortization	153	153	152	152	610	446	—	—	—	—
UTO Brain Amortization (c)	45	48	48	48	189	191	191	191	191	841
MDM Amortization	191	191	191	176	749	704	279	93	78	153
Buzzeo Amortization	242	176	174	174	766	777	691	604	479	1,433

Total Amortization Expense	$1,250	$1,147	$927	$910	$4,234	$3,397	$2,015	$1,594	$1,454	$6,208

(a)	Backlog is amortized as the backlog revenue is recognized.
(b)	Amortization is recorded on a straight-line basis within each respective year.
(c)	Amortization expense will fluctuate based upon movements in foreign currency.
*	See “forward-looking” statement included as part of this release. It does not reflect or assume any additional acquisitions.